EXHIBIT 99.1

Star Gas Partners, L.P. Agrees to Acquire Griffith Energy Services, Inc.

STAMFORD, Conn., Jan. 30, 2014 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider specializing in heating oil, today announced that it has entered into a definitive agreement under which the Partnership will acquire Griffith Energy Services, Inc. ("Griffith") of Columbia, Maryland from Central Hudson Enterprises Corporation. Griffith services customers in Virginia, West Virginia, Delaware, the District of Columbia, Maryland, and Pennsylvania.

Under the terms of the agreement, Star will acquire the equity of Griffith for $69.9 million plus working capital, which will be determined at closing. Star will purchase Griffith utilizing the Partnership's cash on hand and its recently restated and amended credit facility. The acquisition is anticipated to close during the second fiscal quarter of 2014, subject to customary closing conditions and regulatory approval.

In commenting on this acquisition, Star Gas Partners Chief Executive Officer Steve Goldman stated, "Ever since our last major acquisition, of Champion in 2010, we have been searching for additional assets that can add scale and leverage our existing fixed cost base. Griffith does just that – providing access to approximately 50,000 residential and commercial accounts across the Mid-Atlantic region. Griffith is a 100-year-old brand that is broadly recognized as a premier fuel and service provider and ranks as a top heating oil distributor in its territories. As we have done with all our acquisitions, Star plans to operate Griffith with the company's existing staff to maintain the excellent reputation that the brand has earned over many years.We believe Griffith will be an exceptional fit with Star and look forward to working with its management team and employees in the coming months."

For Griffith's fiscal year ended December 31, 2012, the company had sales of $280.4 million and sold 72.4 million gallons of petroleum products including 24.9 million gallons of home heating oil, 0.8 million gallons of propane and 47.0 million gallons of motor fuel.

Completion of the transaction is subject to, among other things, regulatory approvals including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.

About Star Gas Partners, L.P.

Star Gas Partners, L.P., is the nation's largest retail distributor of home heating oil, based upon sales volume, operating throughout the Northeast and MidAtlantic. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions; and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Partnership's Annual Report on Form 10-K for the year ended September 30, 2013, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

CONTACT: Star Gas Partners
         Investor Relations
         203/328-7310

         Chris Witty
         Darrow Associates
         646/438-9385 or cwitty@darrowir.com